Exhibit 10.48

NOTE AND WARRANT PURCHASE AGREEMENT

NOTE AND WARRANT PURCHASE AGREEMENT (the “Agreement”) entered into this 28th day of June, 2010 (the “Closing Date”), among GlassHouse Technologies, Inc., a Delaware corporation (the “Company”), and those Purchasers who are set forth on Schedule 1 and who have executed a counterpart to this Agreement from time to time (collectively, the “Purchasers” and individually, a “Purchaser”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in Section 9.01 hereof.

ARTICLE 1

NOTE AND WARRANT PURCHASE

1.01 Notes. The Company has authorized the issuance and sale to the Purchasers of the Company’s convertible notes in an aggregate principal amount up to $8,000,000. The Notes issued hereunder shall be convertible into Conversion Shares on the terms set forth in this Agreement and in the Notes.

1.02 Initial Facility Commitments and Notes. On the Closing Date or, with respect to GrandBanks, the GrandBanks Initial Closing Date, each Purchaser severally agrees to make a loan to the Company (an “Initial Facility Loan”) in an amount equal to such Purchaser’s Initial Advance and, upon the making of such Initial Facility Loan, the Company shall execute and deliver to such Purchaser a note evidencing the Initial Facility Loan of such Purchaser. Each note shall be in the principal amount of the Initial Facility Loan of the applicable Purchaser and substantially in the form of Exhibit A (each a “Initial Facility Note” and, collectively, the “Initial Facility Notes”). Each Initial Facility Note shall represent the obligation of the Company to pay the principal amount of the Initial Facility Loan made by such Purchaser to the Company, together with interest and any other amounts payable thereon prescribed in the Initial Facility Notes.

1.03 October Facility Commitments and Notes.

(a) Subject to the terms and conditions hereof, including those set forth in Article 7 hereof, each Purchaser severally agrees to make loans to the Company, ratably with the other Purchasers based on such Purchaser’s Pro Rata Share of the October Facility Commitments, in one or more fundings from time to time during the October Facility Loan Availability Period (each, an “October Facility Loan”) in an aggregate amount not to exceed the amount of its October Facility Commitment. Each October Facility Loan shall be made upon written notice delivered by the Company to the Purchasers at the address of such Purchaser specified on Schedule 1. Such notices shall be delivered no later than the date that is fifteen (15) business days prior to the proposed October Facility Loan. Upon receipt of such notice, each Purchaser shall, no later than 4:00 p.m. (Boston time) on the date of such proposed October Facility Loan, advance to the Company an amount in immediately available funds equal to the October Facility Loan to be made by such Purchaser. Each October Facility Loan shall be in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof, in each case in the aggregate among all Purchasers.

(b) On the first date that a Purchaser makes an October Facility Loan, the Company shall execute and deliver to such Purchaser a note to evidence the October Facility Commitment of such Purchaser. Each note shall be in the principal amount of the October Facility Commitment of the applicable Purchaser and substantially in the form of Exhibit B attached hereto (each an “October Facility Note” and, collectively, the “October Facility Notes”). Each October Facility Note shall represent the obligation of the Company to pay the amount of each Purchaser’s October Facility Commitment or, if less, the aggregate unpaid principal amount of all October Facility Loans made by such Purchaser to the Company, together with interest and any other amounts payable thereon prescribed in the October Facility Notes.

1.04 Repayment and Reborrowing. The aggregate outstanding principal balance of the Loans shall be due and payable in full in immediately available funds on the date specified in this Agreement and in the Notes. When repaid, advances on the Loans may not be reborrowed.

1.05 Warrants.

(a) In connection with the making of the Loans, the Company has also authorized the issuance and sale to the Purchasers of warrants to purchase Common Stock. The Warrants shall be substantially in the form set forth in Exhibit C hereto and are herein referred to individually as a “Warrant” and collectively as the “Warrants,” which terms shall also include any warrants delivered in exchange or replacement therefor. On the Closing Date or, with respect to GrandBanks, the GrandBanks Initial Closing Date, and in connection with making the Initial Facility Loans, the Company shall issue a Warrant to purchase a number of Warrant Shares equal to the Initial Warrant Number to each Purchaser (each an “Initial Warrant” and, collectively, the “Initial Warrants”). In addition to the Initial Warrants, on the date that a Purchaser makes an October Facility Loan, the Company shall issue an additional Warrant to such Purchaser to purchase a number of Warrant Shares equal to the number obtained by dividing (i) 10% of such October Facility Loan advanced by such Purchaser, by (ii) $3.00 (each an “October Warrant” and, collectively, the “October Warrants”).

(b) The Company and the Purchasers, as a result of good faith and arm’s length bargaining, agree that: (i) neither any Purchaser nor any Affiliate thereof has rendered any services to the Company in connection with this Agreement; (ii) the Warrants are not being issued as compensation; (iii) the Warrants are not being issued to any Purchaser as a commitment fee or other consideration for such Purchaser’s October Facility Commitment (it being understood, however, that the October Warrants will be issued upon, and in connection with, the actual funding of October Facility Loans in accordance with Section 1.05); (iv) the fair market value of the Initial Warrants if issued apart from the Initial Facility Notes is equal to, on a per Warrant Share basis, $0.3595; (v) the fair market value of the October Warrants if issued apart from the October Facility Notes is equal to, on a per Warrant Share basis, $0.3595; and (vi) all tax returns and other information returns of each party relative to this Agreement and the Notes and Warrants issued pursuant hereto shall consistently reflect the matters agreed to in (i) through (v) above. The Company and the Purchasers do further acknowledge and agree that the ratio of a Purchaser’s Warrant Number to its Initial Facility Loan amount is not, and is not intended to be, the same among all Purchasers and is a result of separate arm’s length negotiations between the Company, on the one hand, and each Purchaser on the other hand.

1.06 Use of Proceeds. The proceeds of the Loans shall be used for working capital purposes.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

For purposes of this Article 2, unless otherwise specified or the context otherwise requires, the term “Company” shall include the Company and all Company Subsidiaries. The Company hereby represents and warrants to each Purchaser, subject to the Disclosure Schedule attached as Schedule 5 (the “Disclosure Schedule”), as follows:

2.01 Corporate Organization and Authority.

(a) The Company:

(i) is a corporation duly organized, and is validly existing and authorized to exercise all its corporate powers, rights and privileges in the State of Delaware;

(ii) has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted and possesses all business licenses, franchises, and other governmental requirements material to the conduct of its business as now conducted; and

(iii) is qualified as a foreign corporation and is in good standing in all jurisdictions in which the failure to so qualify would have a material adverse effect on the operations, financial condition or prospects of the Company (“Material Adverse Effect”).

(b) The Conversion Shares that may be issued upon conversion of the Notes, the Warrant Shares that may be issued upon exercise of the Warrants and the Common Stock that may be issued upon the conversion of the Conversion Shares (collectively, the Conversion Shares, the Warrant Sharers and such shares of Common Stock, the “Reserved Shares”), when issued in compliance with the provisions of this Agreement, the Notes and the Warrants, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances. The issuance of the Notes and Warrants pursuant to the provisions of this Agreement and the issuance of the Reserved Shares pursuant to the terms of this Agreement, the Notes, and the Warrants will not violate any preemptive rights or rights of first refusal granted by the Company that have not been complied with or waived, and the Notes, Warrants and Reserved Shares will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders through no action of the Company.

2.02 Capitalization.

(a) The authorized capital stock of the Company (the “Capital Stock”) consists of:

(i) 84,645,119 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”), of which 50,298,798 are issued and outstanding. The authorized Preferred Stock consists of: 3,360,000 shares of Series A Preferred Stock, all of which are issued and outstanding, 10,658,017 shares of Series B Preferred Stock, 10,642,814 of which are issued and outstanding, 8,717,647 shares of Series C Preferred Stock, 8,364,707 of which are issued and outstanding, 6,000,000 shares of Series 1 Preferred Stock, 4,208,787 of which are issued and outstanding, 17,511,727 shares of Series D Preferred Stock, 15,626,305 of which are issued and outstanding, 4,805,815 shares of Series E Preferred Stock, 4,493,245 of which are issued and outstanding, 33,591,913 shares of Series F Preferred Stock, 3,602,942 of which are issued and outstanding

(ii) 125,500,000 shares of Common Stock, of which 16,713,674 shares are issued and outstanding.

(iii) 17,517,410 shares of Common Stock or Series 1 Preferred Stock have been reserved for issuance under the Company’s 2001, Series 1 and 2007 Stock Option Plans (the “Option Plans”), out of which options to purchase 11,447,541 shares of Common Stock or Series 1 Preferred Stock granted by the Company under the Option Plans are outstanding; 5,125,610 shares of Common Stock or Series 1 Preferred Stock have been issued upon the exercise of options and are included in Section 2.02(a)(iii) above; and options to purchase 944,259 shares of Common Stock or Series 1 Preferred Stock are available for future issuance under the Option Plans.

(b) All the issued and outstanding shares of Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company has duly and validly reserved (i) 2,666,667 shares of Series F Preferred Stock upon conversion of the Notes that may from time to time be issuable hereunder, (ii) 1,066,667 shares of Common Stock upon exercise of the Warrants that may from time to time be issuable hereunder, (iii) 2,666,667 shares of Common Stock for issuance upon conversion of the shares of Series F Preferred Stock reserved pursuant to Section 2.02(b)(i) and (iv) 17,517,410 shares of Common Stock or Series 1 Preferred Stock for issuance under the Option Plans. Except for the options granted under the Option Plans, the conversion rights associated with the Preferred Stock and the Preferred Stock Financing Documents, there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company of any shares of its Capital Stock. Except pursuant to this Agreement and outstanding options under the Option Plans, the Company is not obligated to issue or sell any Capital Stock. Except for the Preferred Stock Financing Documents, neither the Company nor any of its executive officers, and to the knowledge of the Company, any other Company stockholder, is party to, or otherwise bound by, any agreement affecting the voting of the Capital Stock. Except as set forth in the Preferred Stock Financing Documents, the Company has not granted any registration rights.

(c) Each of the Purchasers has been provided with a table (the “Capitalization Table”) indicating the true and complete capitalization of the Company, such schedule setting forth (i) the name of each holder of the Company’s securities (stock, options, warrants, and other convertible securities) and (ii) the number of shares of Common Stock issuable by the Company upon the conversion, exercise or exchange of such convertible securities. The Capitalization Table provided to each of the Purchasers is true and correct in all material respects as of the date hereof.

2.03 Subsidiaries. Except as disclosed in Exhibit 21.1 to the Company’s Registration Statement on Form S-1 filed on January 28, 2010 with file number 333-164568 (the “Registration Statement”), the Company has no subsidiaries. All outstanding capital stock or equity interests of each Company Subsidiary are validly issued, fully paid and non-assessable, and are owned by the Company free and clear of all encumbrances. There are no options, warrants, convertible securities or other rights or agreements relating to the capital stock or equity interests of any Company Subsidiary or obligating the Company or a Company Subsidiary to sell or issue to any Person such capital stock or equity interests. Each Company Subsidiary is a duly organized and validly existing entity in good standing under the laws of the jurisdiction of its organization. Each Company Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

2.04 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and the Ancillary Agreements, and for the issuance and delivery of the Notes, the Warrants and the Reserved Shares have been taken, and this Agreement and the Ancillary Agreements constitute legally binding and valid obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity.

2.05 No Conflict with other Instruments. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the issuance and delivery of the Notes, the Warrants and the Reserved Shares will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Certificate of Incorporation or Bylaws; (ii) any provision of any judgment, decree or order to which the Company is a party or by which it or its property is bound; (iii) any material contract, obligation or commitment to which the Company is a party or by which it or its property is bound; or (iv) any statute, rule or governmental regulation applicable to the Company.

2.06 Financial Statements; Changes. Each of the Purchasers has been provided with true and complete copies of: (i) the consolidated unaudited balance sheets of the Company as of December 31, 2009 and the related consolidated unaudited statement of income, statement of members’ deficit and statement of cash flows of the Company, together with the notes thereto (collectively, the “Financial Statements”); and (ii) the consolidated unaudited balance sheet of the Company as of March 31, 2010 (the “Balance Sheet Date”). The Financial Statements and the Interim Financial Statements (x) were prepared in accordance with the books of account and other financial records of the Company (except as may be indicated in the notes thereto), (y) are accurate and complete in all material respects and present fairly the consolidated financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby and (z) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.07 Absence of Certain Changes. Since the Balance Sheet Date, except as set forth in Section 2.07 of the Disclosure Schedule, the Company has conducted its business in the ordinary course of business and there has not been:

(a) any event, occurrence, development or state of circumstances or facts that could reasonably be expected to result in a Material Adverse Effect;

(b) any declaration, setting aside or payment of any dividend or other distribution with respect to any security of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

(c) any amendment of any outstanding security of the Company;

(d) any incurrence, assumption or guarantee by the Company of any Liability for borrowed money;

(e) any creation or assumption of any Lien on any asset (other than a Permitted Lien) of the Company;

(f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in a Company Subsidiary made in the ordinary course of business;

(g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

(h) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company taken as a whole, other than transactions and commitments in the ordinary course of business and those contemplated by this Agreement;

(i) any change in any method of accounting or accounting practice by the Company;

(j) any sale or disposition of any of the assets of the Company other than sales of inventory in the ordinary course of business;

(k) any reduction in pricing of any of the Company’s products or services, or grants of any allowances, discounts or rebates or incentives other than in the ordinary course of business, whether in the offering of products or services or in the collection of outstanding receivables;

(l) any (i) grant of any severance or termination pay to any employee of the Company, (ii) entering into or adoption of any employment agreement with any employee of the Company that differs materially from the Company’s standard employment documents for such position, (iii) change in benefits payable under existing employment agreement with any employee of the Company or (iv) change in compensation, bonus or other benefits payable to any employee of the Company; in each case subject to disclosure only in the event that such amounts were greater than $100,000 individually or $250,000 in the aggregate.

(m) any payment, discharge or satisfaction of any claim, Lien or Liability, other than those (i) which were reflected or reserved against in the Financial Statements and which were paid, discharged or satisfied in the ordinary course of business or (ii) which were incurred and paid, discharged or satisfied since the Balance Sheet Date in the ordinary course of business;

(n) any lease or acquisition of any capital asset other than in the ordinary course of business and in any event not in excess of $100,000 in the aggregate;

(o) any extensions of the payment dates for any current Liabilities or any other change that would result in converting any current Liability into a long term Liability;

(p) any labor dispute, other than routine individual grievances, or any activity or action by a labor union or representation thereof to organize any employee of the Company , which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employee of the Company or any resignation by or termination of any employee of the Company (actual or threatened); or

(q) any agreement to do any of the foregoing.

2.08 Material Liabilities. Except for the obligations under this Agreement and the Ancillary Agreements or as set forth in Section 2.08 of the Disclosure Schedule, the Company has no material Liability (individually or in the aggregate) that is not disclosed in the Financial Statements. Neither the Company nor any officer of the Company has knowledge of any basis for any other material Liability of the Company.

2.09 No Violation of Law. The Company is not, has not been and will not be (by virtue of any past or present action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever in effect as of the date of this Agreement) in violation in any material respect of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business, nor will the Company hereafter suffer or incur any loss, liability, penalty or expense by virtue of any such violation.

2.10 Litigation. Except as set forth in Section 2.10 of the Disclosure Schedule, there are no litigations, claims, suits, actions, investigations, indictments, proceedings or arbitrations, grievances or other procedures (including grand jury investigations, actions or proceedings), or product liability and workers’ compensation suits, actions or proceedings pending, or to the best knowledge of the Company, threatened, before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency administrator or official, grand juror, or any other forum for the resolution of grievances, against the Company or involving any of its properties or business. Further, there are no judgments, orders, writs, injunctions, decrees, indictments or information, grand jury subpoenas or civil investigative demands, plea agreements, stipulations or awards (whether rendered by a court, commission, arbitration tribunal or judicial, governmental or administrative department, body, agency administrator or official, grand jury or any other forum for the resolution of grievances) against the Company or involving any of its property or business. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company presently intends or has grounds to initiate.

2.11 Contracts. Except as set forth in Section 2.11 of the Disclosure Schedule, the Company is not a party to any contract, agreement or instrument, written or oral, that would be required to be disclosed in, or attached as an exhibit to, a registration statement covering the Common Stock filed on Form S-1 under the Securities Act (“Material Contracts”). The Company is not in violation of or default under any term or provision of any Material Contract. Each Material Contract is a valid, binding and enforceable agreement of the Company and is in full force and effect, enforceable against the parties thereto in accordance with its terms, not subject to any valid claims, counterclaims or offsets, and neither the Company nor, to the knowledge of the Company, any other party thereto is in default nor is there a basis for any such default by the Company (or, to the knowledge of the Company, by any other party thereto) under the terms of any such Material Contract, nor, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any default thereunder with respect to the Company or, to the knowledge of the Company, any other party thereto, nor is there any claim (or basis for any claim), including, without limitation, any claims relating to products or services, against the Company with respect to any such Material Contract.

2.12 Intellectual Property. The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement.

2.13 Assets and Liens. Except as set forth in Section 2.13 of the Disclosure Schedule, the Company has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. None of the properties and assets of the Company are subject to any Liens, other than Permitted Liens, and there are no facts, circumstances or conditions known to the Company that may result in any Liens (other than Permitted Liens).

2.14 Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Purchaser, the Company or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

2.15 Taxes. There are no federal, state, county, local or foreign taxes dues and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.16 Solvency. Both before and after giving effect to all transactions contemplated hereby, the Company is solvent.

2.17 Employees. To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing. To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing.

2.18 Transactions with Affiliates.

(a) Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Purchasers or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company or (iii) financial interest in any material contract with the Company.

2.19 Representations. No representation or warranty by the Company set forth in this Agreement, and no statement contained in any exhibit or schedule hereto or any certificate or writing delivered in connection with this Agreement and the transactions herein contemplated in connection with this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser represents severally and not jointly as follows:

3.01 Requisite Power and Authority. Each Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on such Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. This Agreement, when executed and delivered by such Purchaser, will be a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights of indemnity, subject to federal and state securities laws.

3.02 Purchase for Own Account. Each Purchaser represents that it is acquiring the Notes, the Warrants and Reserved Shares (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

3.03 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Article 2, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

3.04 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.05 Further Limitations on Disposition. Each Purchaser understands and acknowledges that the Securities issued pursuant to this Agreement will not be registered under the Securities Act or qualified under any applicable state securities or blue sky laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration thereunder. Such Purchaser acknowledges and understands that the Securities must be held indefinitely unless the securities are subsequently registered under the Securities Act and qualified under applicable state securities laws or an exemption from such registration and such qualification is available. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the securities under the circumstances, in the amounts or at the times Purchaser might propose.

3.06 Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

ARTICLE 4

COVENANTS OF THE COMPANY

4.01 Negative Covenants. The Company covenants and agrees that, following the Closing Date and as long as the Notes are outstanding, it will comply with and observe the following covenants and provisions, and will not, and will not permit any Company Subsidiary to:

(a) Liens. Create, incur, assume or suffer to exist any Lien, other than Permitted Liens on any property of the Company or such Company Subsidiary.

(b) Incurrence of Indebtedness. Create, incur, assume or suffer to exist or permit any Indebtedness, except for Permitted Indebtedness.

(c) Distributions. Declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any subsidiary to do any of the foregoing (such transactions being hereinafter referred to as “Distributions”); provided, however, that nothing herein contained shall prevent the Company from (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock; or (ii) repurchasing shares of Common Stock at cost held by officers, directors, employees consultants or others pursuant to plans, agreements or other arrangements approved by the Board of Directors.

(d) Prepayment of Indebtedness. Make or incur any obligation to make any payment on account of any Indebtedness (whether outstanding on the date hereof or hereinafter incurred) prior to the scheduled maturity of such Indebtedness.

(e) Acquisitions or Subsidiaries. Directly or indirectly, by operation of law or otherwise, (i) form or acquire any Company Subsidiary, (ii) merge or consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, or (iii) otherwise acquire any business or line of business or the assets of any business or line of business, except acquisitions having a fair market value not to exceed $500,000 in the aggregate for any fiscal year of the Company. The foregoing limitations shall not apply to the proposed acquisition of a Dutch IT services company that has been discussed by the Company’s Board of Directors.

(f) Dispositions of Property. Dispose of any property, except (i) the disposition of obsolete of worn out property in the ordinary course of business; (ii) the sale of inventory in the ordinary course of business; or (iii) the disposition of other assets having a fair market value not to exceed $250,000 in the aggregate for any fiscal year of the Company.

(g) Affiliate Transactions. Enter into any agreement or transaction that would, if such agreement or transaction were in effect on the date hereof, be required to be disclosed in Section 2.18 of the Disclosure Schedule in order for the representations and warranties set forth in Section 2.18 to be true and correct on the date hereof.

ARTICLE 5

EVENTS OF DEFAULT

5.01 Events of Default. If any of the following events (an “Event of Default”) shall occur and be continuing:

(a) the Company shall fail to pay principal or interest on the Notes when due pursuant to the terms of this Agreement or the Notes; or

(b) any information, representation or warranty herein or in any Ancillary Agreement or other written statement, report, financial statement or certificate made or delivered to the Purchasers is untrue or incorrect in any material respect as of the date when made or deemed made; or

(c) the Company or any Company Subsidiary shall fail to perform any term or covenant contained in this Agreement or the Ancillary Agreements and such failure remains unremedied for five (5) days after written notice thereof has been provided to the Company; or

(d) the Company or any Company Subsidiary (i) defaults (whether as primary obligor or guarantor or surety) in any payment of principal of, premium if any or interest on any Indebtedness beyond any period of grace provided with respect thereto, or (ii) fails to perform or observe any other agreement, term or condition contained in any agreement under which any Indebtedness is created beyond any period of grace with respect thereto and, as a consequence of such default or other event such Indebtedness has become, or has been declared, or one or more Persons is entitled to declare such Indebtedness due and payable prior to any stated maturity or regularly scheduled dates of payment or (iii) (x) the Company has become obligated to purchase or repay or redeem an aggregate outstanding principal amount of Indebtedness before its regular maturity or before its regularly scheduled dates of payment or redemption or (y) one or more Persons have the right to require the Company so to purchase or repay such Indebtedness; or

(e) the Company or any Company Subsidiary voluntarily or involuntarily suspends or discontinues operation; or

(f) the Company or any Company Subsidiary admits in writing that it is not able to pay its debts as such debts become due or becomes insolvent; or files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; or makes an assignment for the benefit of, or enters into any composition with, its creditors; or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; or takes corporate action for the purposes of any of the foregoing; or

(g) a petition for relief or reorganization or arrangement or any other petition for liquidation, dissolution or winding up of the Company or any Company Subsidiary or to take advantage of any bankruptcy or insolvency law of any jurisdiction is filed against the Company or any Company Subsidiary without the consent or other acquiescence of such member and such petition is not dismissed within 60 days; or

(h) a court or governmental or regulatory agency or authority enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Company Subsidiary or with respect to any substantial part of the property of the Company or any Company Subsidiary or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or order the dissolution, winding-up or liquidation of the Company or any Company Subsidiary and such order remains unstayed and in effect for 30 days or any holder of a lien or encumbrance on all or any substantial part of the property of the Company or any Company Subsidiary takes any action to foreclose on any part of the property subject to such lien or encumbrance and such action remains unstayed for 30 days; or

(i) a final judgment or judgments for the payment of money aggregating during any period in excess of $500,000 (net of insurance coverage as to which the insurer has acknowledged liability) are rendered against the Company or any Company Subsidiary and within 60 days thereof, such judgment or judgments are not discharged, dismissed or execution thereof stayed pending appeal; or

(i) if this Agreement or any other Ancillary Agreement shall have been cancelled, terminated, revoked or rescinded (except as contemplated hereby or thereby) or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the this Agreement or the Ancillary Agreements shall be commenced by or on behalf of the Company or any Company Subsidiary, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of this Agreement or the Ancillary Agreements is illegal, invalid or unenforceable in accordance with the terms thereof; or

(j) a Change of Control shall occur;

then the Requisite Purchasers may declare the entire unpaid principal amount of the Notes and all accrued and unpaid interest thereon to be immediately due and payable, without presentment, demand or further notice of any kind. Notwithstanding the foregoing sentence, if before any judgment or decree for the payment of monies so due shall have been entered, all arrears of interest and principal upon the Notes shall have been duly paid in full and all other Events of

Default shall have been cured or waived, the Requisite Purchasers may rescind and annul such declaration of Event of Default. No such rescission or annulment shall extend to or affect any subsequent Event of Default or event which, with notice or passage of time, would constitute an Event of Default or impair any right arising therefrom.

ARTICLE 6

NOTE CONVERSION

6.01 Conversion of Notes. All outstanding principal and interest on the Notes is convertible into Conversion Shares upon the terms set forth in the Notes.

6.02 Other Agreements. All shares of Series F Preferred Stock issued upon the conversion of the Notes shall have the same rights and preferences under the Registration Rights Agreement and the Stockholders Agreement as other shares of Series F Preferred Stock thereunder. All shares of Common Stock issued directly or indirectly upon the conversion of the Notes or the exercise of the Warrants (“Common Conversion Shares”) shall have the same rights and preferences under the Registration Rights Agreement and the Stockholders Agreement as shares of Common Stock that have been issued upon the conversion of Series F Preferred Stock (regardless of whether such Common Conversion Shares have actually been issued upon the conversion of Series F Preferred Stock).

ARTICLE 7

CONDITIONS TO OCTOBER FACILITY LOANS

7.01 Conditions. The obligations of each Purchaser to fund an October Facility Loan during the October Facility Loan Availability Period is subject to the satisfaction, on the date of such October Facility Loan, of each of the following conditions, unless otherwise waived in writing by the Requisite Purchasers:

(a) all representation or warranty by the Company contained herein and in the other Ancillary Agreements shall be true and correct as of such date as if made on such date, except to the extent that such representation or warranty expressly relates to an earlier date;

(b) no event or circumstance that could reasonably be expected to have a Material Adverse Effect shall have occurred;

(c) no Event of Default shall have occurred and be continuing or would result after giving effect to such October Facility Loan; and

(d) the Company shall have delivered the Purchasers a certificate, signed by the CEO of the Company, certifying that the conditions set forth in this Section 7.01 have been satisfied in all respects.

ARTICLE 8

MISCELLANEOUS

8.01 Notices. All notices, requests, and other communications given or made pursuant to this Agreement, the Notes or the Warrants shall be in writing and shall be deemed effectively delivered to and received by a party: (i) upon personal delivery; (ii) if sent by electronic mail to such party’s email address, on the day the sender receives electronic confirmation of such electronic mail having been opened; (iii) if sent by fax with confirmation that the proper number of pages were transmitted without error to such party’s fax number, on the business day next following the date the fax was sent; (iv) five (5) days after having been sent by certified United States postal mail with return receipt requested to such party’s address; or (v) on the day of delivery if delivered by nationally recognized overnight courier with confirmation of delivery to such party’s address. Any communication to a Purchaser shall be sent to such Purchaser’s mailing address, email address or fax number as set forth on Schedule 1 hereto with, in the case of Sigma Partners VI, L.P. only, a copy, which itself will not constitute notice, to Cooley LLP, 500 Boylston Street, Boston, Massachusetts 02116-3736, Attn: Patrick J. Mitchell, Esq., Fax No. 617.937.2400. Any communication to the Company shall be sent to 200 Crossing Boulevard, Framingham, MA 01702, Attn: Mark A. Shirman, or at such other address designated by the Company to the Purchasers in writing with a copy to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 850 Winter Street, Waltham, MA 02451, Attn: Marc. F. Dupré; Each party to this Agreement may, by giving written notice to each other party to this Agreement, designate additional or different mailing addresses, email addresses or fax numbers for delivery of communications hereunder.

8.02 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement of the other Ancillary Agreements, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason hereof or thereof, except as expressly provided herein or therein.

8.03 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

8.04 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.05 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.06 Fees and Expenses. The Company shall pay the reasonable fees and expenses of the Purchasers’ in connection with the transactions contemplated herein, including, without limitation, the legal fees of Cooley LLP, counsel to Sigma Partners VI, L.P.

8.07 Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement or the Ancillary Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.08 Amendments and Waivers. Any term of this Agreement, the Notes and the Warrants may be amended, terminated or waived only with the written consent of the Company and the Requisite Purchasers. Any amendment or waiver effected in accordance with this Section 8.08 shall be binding upon the Purchasers and each transferee and assignee of this Agreement, the Notes and the Warrants.

8.09 Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement of the other Ancillary Agreements, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or the other Ancillary Agreements, or any waiver on the part of any party of any provisions or conditions of this Agreement or the other Ancillary Agreements, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the other Ancillary Agreements by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.11 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

8.12 Entire Agreement. This Agreement (including the Exhibits hereto, if any), the other Ancillary Agreements and the other documents and agreements referenced herein and therein constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

8.13 Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.

THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR THE TRANSACTIONS RELATED THERETO.

8.14 Adjustments. All references to share prices and amounts herein and in the other Ancillary Agreements shall be equitably adjusted to reflect share splits, share dividends, recapitalizations and similar changes affecting the shares of the Company.

8.15 Subordination. The Notes are subject to the subordination provisions set forth in Section 5.8 of the Notes. Notwithstanding clause (ii) in Section 5.8 of the Notes, the Company may pay and the Holder may accept and retain any payment permitted by such clause (ii) only if such repayment would not cause an Event of Default to occur under (and as defined in) that certain Loan and Security Agreement, dated March 29, 2010, by and among the Company and WF FUND III LIMITED PARTNERSHIP (c/o/b as WELLINGTON FINANCIAL LP and WELLINGTON FINANCIAL FUND III) as in effect on the date hereof.

ARTICLE IX

DEFINITIONS

9.01. Definitions. As used in this Agreement, the terms listed in this Section 9.01 shall have the respective meanings set forth herein:

“Affiliate” means with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

“Ancillary Agreements” means the Notes and the Warrants.

“Board of Directors” means the Board of Directors of the Company.

“Bylaws” means the Company’s bylaws, as amended.

“Certificate of Incorporation” means the Company’s certificate of incorporation, as amended.

“Change of Control” means (a) the merger or consolidation of the Company with or into another Person (except any such merger or consolidation involving the Company in which the shares of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger or consolidation at least a majority, by voting power, of the shares of the surviving or resulting entity), (b) a sale of all or substantially all of the assets of the Company or (c) the sale by the stockholders of the Company, in a single transaction or series of related transactions, of a majority of the Company’s outstanding equity securities to a third party.

“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the business of the Company and the Company Subsidiaries as now conducted and as presently proposed to be conducted.

“Company Subsidiary” means any corporation, partnership, limited liability company, joint venture or other legal entity of any kind of which the Company (either alone or through or together with one or more of its other Company Subsidiaries), owns, directly or indirectly, the stock or other equity interests which entitle such holders generally to elect a majority of the board of directors or other governing body of such legal entity.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Conversion Shares” means the shares of Series F Preferred Stock, New Preferred Stock and/or Common Stock issuable upon the conversion of the Notes.

“EBITDA” means, with respect to the Company for any fiscal period, an amount equal to (a) consolidated net income of the Company and the Company Subsidiaries for such period, minus (without double counting) (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by the Company (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of the Company for such period in accordance with GAAP, plus (without double counting) (c) the sum of (i) any provision for income taxes, (ii) interest expense, (iii) loss from extraordinary items for such period and (iv) the amount of non-cash charges for such period (including depreciation and amortization).

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“GrandBanks” means GrandBanks Capital Venture Fund, LP, GrandBanks Capital SOFTBANK Fund, LP and GrandBanks Capital Advisors Fund, LP, or any affiliates of the foregoing.

“GrandBanks Initial Closing Date” means July 1, 2010 or such earlier date approved by the Company, the Requisite Purchasers and GrandBanks.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Initial Advance” shall mean, with respect to a Purchaser, the amount set forth on Schedule 2 next to the name of such Purchaser under the heading “Initial Advance.”

“Initial Public Offering” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Initial Warrant Number” shall mean, with respect to a Purchaser, the number set forth on Schedule 4 next to the name of such Purchaser under the heading “Initial Warrant Number.”

“Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loans” means, collectively, the Initial Facility Loans and the October Facility Loans.

“New Preferred Stock” has the meaning assigned to such term in the Notes.

“Notes” means, collectively, the Initial Facility Notes and the October Facility Notes.

“October Facility Commitment” means (a) as to any Purchaser, the commitment of such Purchaser to make its Pro Rata Share of the October Facility Loans as set forth on Schedule 3, and (b) as to all Purchasers, the aggregate commitment of all October Facility Purchasers to make all October Facility Loans.

“October Facility Loan Availability Period” means the period commencing on October 1, 2010 and terminating on October 31, 2010.

“Permitted Indebtedness” means (a) Indebtedness to the Purchasers under this Agreement and the other Ancillary Agreements; (b) Indebtedness existing on the Closing Date and shown on the Financial Statements; (c) unsecured Indebtedness to trade creditors incurred in the ordinary course of business; (d) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (e) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder; and (f) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Company or any Company Subsidiary, as the case may be.

“Permitted Liens” are: (a) Liens existing on the Effective Date and shown on the Financial Statements or in Section 2.07(e) of the Disclosure Schedules; (b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which a Company maintains adequate reserves on its books; (c) purchase money Liens (including capital leases) (i) on equipment acquired or held by the Company incurred for financing the acquisition of the equipment; (d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to secure liabilities in the aggregate amount not to exceed $50,000 and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA); and (f) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of Company.

“Person” shall mean an individual, partnership, corporation, limited liability company or similar legal entity.

“Preferred Stock Financing Documents” means the Registration Rights Agreement and the Stockholders Agreement.

“Pro Rata Share” shall mean, with respect to a Purchaser, the percentage obtained by dividing (i) the October Facility Commitment of such Purchaser, by (ii) the aggregate October Facility Commitment of all Purchasers.

“Registration Rights Agreement” means the Eighth Amended and Restated Registration Rights Agreement, dated as of March 6, 2008, by and among the Company and certain stockholders of the Company, as the same may be amended, restated or otherwise modified from time to time in accordance with its terms.

“Requisite Purchasers” means Purchasers holding at least 60% of the outstanding principal amount of all Loans.

“Securities Act” means the Securities Act of 1933, as amended.

“Series F Preferred Stock” shall mean the Company’s Series F Preferred Stock, par value $0.001 per share.

“Stockholders Agreement” means the Fifth Amended and Restated Stockholders Agreement, dated as of March 6, 2008, by and among the Company and certain stockholders of the Company, as the same may be amended, restated or otherwise modified from time to time in accordance with its terms.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GlassHouse Technologies, Inc.

By:	/s/ Mark Shirman
Name:	Mark Shirman
Title:	President

SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT

The undersigned hereby agrees to become a party to the Note and Warrant Purchase Agreement, dated as of June 28, 2010, by and among GlassHouse Technologies, Inc., a Delaware corporation, and those Purchasers who are set forth on Schedule 1 and who have executed counterpart signature pages hereto (the “Agreement”). From and after the undersigned’s execution and delivery of this counterpart signature page, the undersigned shall be a party to the Agreement as a “Purchaser” hereunder.

Kodiak Venture Partners II-A, L.P.
Kodiak Venture Partners II-B, L.P.

By:	Kodiak Ventures Management II, L.P., their general partner
By:	Kodiak Ventures Management Company, Inc., its general partner

By:	/s/ David A. Furneaux
	Name:	David A. Furneaux
	Title:	Managing Member

Address:	1000 Winter Street, Suite 3800
Waltham, MA 02451

Date:

SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT

The undersigned hereby agrees to become a party to the Note and Warrant Purchase Agreement, dated as of June 28, 2010, by and among GlassHouse Technologies, Inc., a Delaware corporation, and those Purchasers who are set forth on Schedule 1 and who have executed counterpart signature pages hereto (the “Agreement”). From and after the undersigned’s execution and delivery of this counterpart signature page, the undersigned shall be a party to the Agreement as a “Purchaser” hereunder.

SIGMA ASSOCIATES 6, L.P.

By:	Sigma Management 6, L.L.C.
Its: General Partner

By:	/s/ Robert E. Davoli
Managing Partner

SIGMA PARTNERS 6, L.P.

By:	Sigma Management 6, L.L.C.
Its: General Partner

By:	/s/ Robert E. Davoli
Managing Partner

SIGMA INVESTORS 6, L.P.

By:	Sigma Management 6, L.L.C.
Its: General Partner

By:	/s/ Robert E. Davoli
Managing Partner

SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT

The undersigned hereby agrees to become a party to the Note and Warrant Purchase Agreement, dated as of June 28, 2010, by and among GlassHouse Technologies, Inc., a Delaware corporation, and those Purchasers who are set forth on Schedule 1 and who have executed counterpart signature pages hereto (the “Agreement”). From and after the undersigned’s execution and delivery of this counterpart signature page, the undersigned shall be a party to the Agreement as a “Purchaser” hereunder.

GRANDBANKS CAPITAL VENTURE FUND LP

By:	GrandBanks Capital LLC
Its General Partner

By:	/s/ Ryan Moore
Name: Ryan Moore
Title: Manager

GRANDBANKS CAPITAL SOFTBANK FUND LP

By:	GrandBanks Capital LLC
Its General Partner

By:	/s/ Ryan Moore
Name: Ryan Moore
Title: Manager

GRANDBANKS CAPITAL ADVISORS FUND LP

By:	GrandBanks Capital LLC
Its General Partner

By:	/s/ Ryan Moore
Name: Ryan Moore
Title: Manager

SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT

The undersigned hereby agrees to become a party to the Note and Warrant Purchase Agreement, dated as of June 28, 2010, by and among GlassHouse Technologies, Inc., a Delaware corporation, and those Purchasers who are set forth on Schedule 1 and who have executed counterpart signature pages hereto (the “Agreement”). From and after the undersigned’s execution and delivery of this counterpart signature page, the undersigned shall be a party to the Agreement as a “Purchaser” hereunder.

Greenspring Crossover Ventures I, L.P.

By:	Greenspring Crossover I GP, L.P.
By:	Greenspring Crossover I GP, LLC

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	CFO

SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT

Schedule 1

Schedule of Purchasers

Purchaser	Address
Kodiak Venture Partners II-A, L.P. Kodiak Venture Partners II-B, L.P.	1000 Winter Street, Suite 3800 Waltham, MA 02451 Fax: 781-672-2501 Attn: Penny Breen

Sigma Associates 6, L.P. Sigma Partners 6, L.P. Sigma Investors 6, L.P.	1600 El Camino Real, Suite 280 Menlo Park, CA 94025 Fax: 650-853-1717 Attn: Melissa A. Alves

GrandBanks Capital Venture Fund, LP GrandBanks Capital SOFTBANK Fund, LP GrandBanks Capital Advisors Fund, LP	65 William Street, Suite 330 Wellesley, MA 02481 Fax: 781-997-4301 Attn: Ryan Moore

Greenspring Crossover Ventures I, L.P.	100 Painters Mill Road, Suite 700 Owings Mills, MD 21117 Fax: 410 363 9075 Attn: John Avirett

SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT

Schedule 2

Initial Advance

Purchaser	Initial Advance
Kodiak Venture Partners II-A, L.P.	$77,075
Kodiak Venture Partners II-B, L.P.	$16,925
GrandBanks Capital Venture Fund, LP	$327,615.65
GrandBanks Capital SOFTBANK Fund, LP	$225,744.72
GrandBanks Capital Advisors Fund, LP	$8,639.63
Greenspring Crossover Ventures I, L.P.	$1,000,000
Sigma Partners 6, L.P.	$1,231,699
Sigma Associates 6, L.P.	$95,242
Sigma Investors 6, L.P.	$17,059

Schedule 3

October Facility Commitments

Purchaser	October Facility Commitment
Kodiak Venture Partners II-A, L.P.	$127,912
Kodiak Venture Partners II-B, L.P.	$28,088
GrandBanks Capital Venture Fund, LP	$546,803.35
GrandBanks Capital SOFTBANK Fund, LP	$376,776.78
GrandBanks Capital Advisors Fund, LP	$14,419.87
Greenspring Crossover Ventures I, L.P.	$0
Sigma Partners 6, L.P.	$3,581,250
Sigma Associates 6, L.P.	$275,150
Sigma Investors 6, L.P.	$49,600

Schedule 4

Warrants

Purchaser	Warrant Number
Kodiak Venture Partners II-A, L.P.	23,068
Kodiak Venture Partners II-B, L.P.	5,065
GrandBanks Capital Venture Fund, LP	98,362
GrandBanks Capital SOFTBANK Fund, LP	67,777
GrandBanks Capital Advisors Fund, LP	2,594
Greenspring Crossover Ventures I, L.P.	133,333
Sigma Partners 6, L.P.	522,352
Sigma Associates 6, L.P.	40,214
Sigma Investors 6, L.P.	7,235

Schedule 5

Disclosure Schedule

Section 2.11 – Contracts

See the Exhibit List to the Registration Statement

Exhibit A

THIS NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EXEMPTION FROM REGISTRATION OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

GLASSHOUSE TECHNOLOGIES, INC.

INITIAL FACILITY NOTE

USD $[________.00]

June [    ], 2010

FOR VALUE RECEIVED in immediately available funds from [                    ], the undersigned, GlassHouse Technologies, Inc., a Delaware corporation (the “Company”), promises to pay to the order of [                    ], or its assigns (the “Holder”), the principal sum of [                ] Dollars (USD $_________) in lawful money of the United States of America, together with interest as provided herein. This Note has been executed by the Company on the date listed on the signature page hereto. This Note has been issued pursuant to, and is entitled to the benefits of, the Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of June [    ], 2010, by and among the Company and Purchasers parties thereto. Capitalized terms used herein but not otherwise defined herein have the meanings given to them in the Purchase Agreement. The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Maturity Date. Unless earlier converted into Conversion Shares in accordance with Section 2 hereof, on the earliest of (a) June [    ], 2013, (b) such date on or after January 31, 2011 that the Requisite Purchasers demand repayment of the Notes or (c) the date on which an Event of Default has occurred and repayment of the Notes has been accelerated pursuant to Section 5.01 of the Purchase Agreement (such earliest date, the “Maturity Date”), the Company shall pay to Holder, in cash, the amount of the then outstanding principal balance of this Note plus all accrued and unpaid interest hereon.

2. Note Conversion.

2.1 Conversion to Series F Preferred Stock. At any time before the closing of an Initial Public Offering, the Requisite Purchasers may elect, by written notice to the Company, to convert all outstanding principal and accrued and unpaid interest on this Note (and all other Notes) into such number of shares of Series F Preferred Stock equal to the quotient of: (a) the aggregate amount of outstanding principal and accrued and unpaid interest on this Note divided by (b) $3.00.

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2.2 Conversion to New Preferred Stock. If, after the date hereof, the Company shall obtain a preferred stock equity investment from an investor or a group of investors of at least USD $3,000,000, excluding any principal and interest on the Notes converted into preferred stock in such financing (a “New Preferred Stock Financing”), at any time before the closing of an Initial Public Offering, the Requisite Purchasers may elect, by written notice to the Company, to convert all outstanding principal and accrued and unpaid interest on this Note (and all other Notes) into such number of shares of preferred stock issued by the Company in such New Preferred Stock Financing (the “New Preferred Stock”) equal to the quotient of: (a) the aggregate amount of outstanding principal and accrued and unpaid interest on this Note divided by (b) the lesser of (i) $3.00 or (ii) the per share price paid by the investors for the New Preferred Stock in such New Preferred Stock Financing.

2.3 Conversion to Common Stock. At any time after the closing of an Initial Public Offering, the Holder may elect, by written notice to the Company, to convert all outstanding principal and accrued and unpaid interest on this Note into such number of shares of Common Stock equal to the quotient of: (a) the aggregate amount of outstanding principal and accrued and unpaid interest on this Note divided by (b) the lesser of (i) $3.00 or (ii) 90% of the per share price at which the Company sold shares to the public in such Initial Public Offering.

2.4 Conversion Procedure. If this Note is converted to Series F Preferred Stock, New Preferred Stock or Common Stock (the “Conversion Shares”) pursuant to this Section 2, the following terms shall govern such conversion.

2.4.1 Notice of Conversion. The Company shall deliver written notice to the Holder of this Note at the address shown on the records of the Company for the Holder, notifying the Holder of the conversion to be effective, specifying the Conversion Shares into which this Note shall be converted, the principal amount of the Note to be converted, the amount of accrued interest to be converted, and the date on which such conversion will occur

2.4.2 Mechanics and Effect of Conversion. No fractional shares of the Company’s Conversion Shares shall be issued upon conversion or maturity of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion, the Company shall pay to the Holder the amount of outstanding principal that is not so converted in cash. The Holder shall surrender this Note, duly endorsed, at the principal office of the Company after full conversion of this Note. Upon full conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

2.5 Prepayment. Without the written consent of the Requisite Purchasers, the Company may not and shall not prepay any portion of the outstanding principal of this Note prior to the Maturity Date.

3. Interest. Interest shall accrue on the outstanding principal balance of this Note at the rate of 8% per year, compounded annually on the basis of actual days elapsed in a 365- or

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366-day year, as appropriate. Notwithstanding any other provision of this Note, the Holder does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges or premiums in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder.

4. Waiver of Notice. The Company hereby waives notice, presentment, protest and notice of dishonor.

5. Miscellaneous.

5.1 Successors and Assigns; Transfer. Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted transferees and assigns of the parties. The Company may not transfer or assign its obligations hereunder without the prior written consent of the Holder. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act.

5.2 Loss or Mutilation of Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to the Company, the Company shall execute and deliver to Holder a new Note of like tenor and denomination as this Note. Principal and interest is payable only to the Holder of the Note.

5.3 Titles and Subtitles. The titles and subtitles of the Sections of this Note are used for convenience only and shall not be considered in construing or interpreting this agreement.

5.4 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered in accordance with the Purchase Agreement.

5.5 Note Holder Not Shareholder. This Note does not confer upon Holder any right to vote or to consent to or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.

5.6 Governing Law. The terms of this Note shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflict of laws principles.

5.7 Waiver and Amendment. Any amendments to, changes in or additions to this Note may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if approved in writing by the Company and the Requisite Purchasers. Any amendment, change, addition, omission or waiver so effected shall be binding upon the Company, the Holder and all of their respective successors and permitted assigns whether or not such party, successor or assignee entered into or approved such amendment or waiver.

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5.8 Subordination. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any Senior Indebtedness (as defined below); provided, however, (i) nothing herein shall prevent the Company and the Holder from converting this Note into Conversion Shares in accordance with the terms hereof and (ii) the Company may pay and the Holder may accept and retain any and all payments due and owing from time to time in accordance with the terms hereof. “Senior Indebtedness” shall mean (a) up to $25,000,000 in principal Indebtedness plus accrued interest owed to Dell Products L.P. (“Dell”) pursuant to that certain Securities Purchase Agreement, dated March 6, 2008, by and between the Company and Dell; (b) up to $4,336,694.42 in principal Indebtedness plus accrued interest owed to Lighthouse Capital Partners V, L.P., a Delaware limited partnership, pursuant to that certain Loan and Security Agreement No. 4091, as amended, dated June 30, 2004; and (c) up to $9,750,000 in principal Indebtedness plus accrued interest owed to WF FUND III LIMITED PARTNERSHIP (c/o/b as WELLINGTON FINANCIAL LP and WELLINGTON FINANCIAL FUND III) (“Wellington”) pursuant to that certain Loan and Security Agreement, dated March 29, 2010, by and between the Company and Wellington. This Section 5.8 may not be amended in a manner that is adverse to a holder of Senior Indebtedness without a written consent executed by an authorized officer of such holder of Senior Indebtedness.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name this ___ day of June, 2010.

GLASSHOUSE TECHNOLOGIES, INC.

By:
Name:
Title:

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Exhibit B

October Facility Note

THIS NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EXEMPTION FROM REGISTRATION OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

GLASSHOUSE TECHNOLOGIES, INC.

OCTOBER FACILITY NOTE

USD $[________.00]

October [    ], 2010

FOR VALUE RECEIVED in immediately available funds from [                    ], the undersigned, GlassHouse Technologies, Inc., a Delaware corporation (the “Company”), promises to pay to the order of [                    ], or its assigns (the “Holder”), the principal sum of [                    ] Dollars (USD $_________) in lawful money of the United States of America, together with interest as provided herein. This Note has been executed by the Company on the date listed on the signature page hereto. This Note has been issued pursuant to, and is entitled to the benefits of, the Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of June [__], 2010, by and among the Company and Purchasers parties thereto. Capitalized terms used herein but not otherwise defined herein have the meanings given to them in the Purchase Agreement. The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Maturity Date. Unless earlier converted into Conversion Shares in accordance with Section 2 hereof, on the earliest of (a) June [__], 2013, (b) such date on or after January 31, 2011 that the Requisite Purchasers demand repayment of the Notes or (c) the date on which an Event of Default has occurred and repayment of the Notes has been accelerated pursuant to Section 5.01 of the Purchase Agreement (such earliest date, the “Maturity Date”), the Company shall pay to Holder, in cash, the amount of the then outstanding principal balance of this Note plus all accrued and unpaid interest hereon.

2. Note Conversion.

2.1 Conversion to Series F Preferred Stock. At any time before the closing of an Initial Public Offering, the Requisite Purchasers may elect, by written notice to the Company,

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to convert all outstanding principal and accrued and unpaid interest on this Note (and all other Notes) into such number of shares of Series F Preferred Stock equal to the quotient of: (a) the aggregate amount of outstanding principal and accrued and unpaid interest on this Note divided by (b) $3.00.

2.2 Conversion to New Preferred Stock. If, after the date hereof, the Company shall obtain a preferred stock equity investment from an investor or a group of investors of at least USD $3,000,000, excluding any principal and interest on the Notes converted into preferred stock in such financing (a “New Preferred Stock Financing”), at any time before the closing of an Initial Public Offering, the Requisite Purchasers may elect, by written notice to the Company, to convert all outstanding principal and accrued and unpaid interest on this Note (and all other Notes) into such number of shares of preferred stock issued by the Company in such New Preferred Stock Financing (the “New Preferred Stock”) equal to the quotient of: (a) the aggregate amount of outstanding principal and accrued and unpaid interest on this Note divided by (b) the lesser of (i) $3.00 or (ii) the per share price paid by the investors for the New Preferred Stock in such New Preferred Stock Financing.

2.3 Conversion to Common Stock. At any time after the closing of an Initial Public Offering, the Holder may elect, by written notice to the Company, to convert all outstanding principal and accrued and unpaid interest on this Note into such number of shares of Common Stock equal to the quotient of: (a) the aggregate amount of outstanding principal and accrued and unpaid interest on this Note divided by (b) the lesser of (i) $3.00 or (ii) 90% of the per share price at which the Company sold shares to the public in such Initial Public Offering.

2.4 Conversion Procedure. If this Note is converted to Series F Preferred Stock, New Preferred Stock or Common Stock (the “Conversion Shares”) pursuant to this Section 2, the following terms shall govern such conversion.

2.4.1 Notice of Conversion. The Company shall deliver written notice to the Holder of this Note at the address shown on the records of the Company for the Holder, notifying the Holder of the conversion to be effective, specifying the Conversion Shares into which this Note shall be converted, the principal amount of the Note to be converted, the amount of accrued interest to be converted, and the date on which such conversion will occur

2.4.2 Mechanics and Effect of Conversion. No fractional shares of the Company’s Conversion Shares shall be issued upon conversion or maturity of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion, the Company shall pay to the Holder the amount of outstanding principal that is not so converted in cash. The Holder shall surrender this Note, duly endorsed, at the principal office of the Company after full conversion of this Note. Upon full conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

2.5 Prepayment. Without the written consent of the Requisite Purchasers, the Company may not and shall not prepay any portion of the outstanding principal of this Note prior to the Maturity Date.

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3. Interest. Interest shall accrue on the outstanding principal balance of this Note at the rate of 8% per year, compounded annually on the basis of actual days elapsed in a 365- or 366-day year, as appropriate. Notwithstanding any other provision of this Note, the Holder does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges or premiums in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder.

4. Waiver of Notice. The Company hereby waives notice, presentment, protest and notice of dishonor.

5. Miscellaneous.

5.1 Successors and Assigns; Transfer. Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted transferees and assigns of the parties. The Company may not transfer or assign its obligations hereunder without the prior written consent of the Holder. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act.

5.2 Loss or Mutilation of Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to the Company, the Company shall execute and deliver to Holder a new Note of like tenor and denomination as this Note. Principal and interest is payable only to the Holder of the Note.

5.3 Titles and Subtitles. The titles and subtitles of the Sections of this Note are used for convenience only and shall not be considered in construing or interpreting this agreement.

5.4 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered in accordance with the Purchase Agreement.

5.5 Note Holder Not Shareholder. This Note does not confer upon Holder any right to vote or to consent to or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.

5.6 Governing Law. The terms of this Note shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflict of laws principles.

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5.7 Waiver and Amendment. Any amendments to, changes in or additions to this Note may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if approved in writing by the Company and the Requisite Purchasers. Any amendment, change, addition, omission or waiver so effected shall be binding upon the Company, the Holder and all of their respective successors and permitted assigns whether or not such party, successor or assignee entered into or approved such amendment or waiver.

5.8 Subordination. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any Senior Indebtedness (as defined below); provided, however, (i) nothing herein shall prevent the Company and the Holder from converting this Note into Conversion Shares in accordance with the terms hereof and (ii) the Company may pay and the Holder may accept and retain any and all payments due and owing from time to time in accordance with the terms hereof. “Senior Indebtedness” shall mean (a) up to $25,000,000 in principal Indebtedness plus accrued interest owed to Dell Products L.P. (“Dell”) pursuant to that certain Securities Purchase Agreement, dated March 6, 2008, by and between the Company and Dell; (b) up to $4,336,694.42 in principal Indebtedness plus accrued interest owed to Lighthouse Capital Partners V, L.P., a Delaware limited partnership, pursuant to that certain Loan and Security Agreement No. 4091, as amended, dated June 30, 2004; and (c) up to $9,750,000 in principal Indebtedness plus accrued interest owed to WF FUND III LIMITED PARTNERSHIP (c/o/b as WELLINGTON FINANCIAL LP and WELLINGTON FINANCIAL FUND III) (“Wellington”) pursuant to that certain Loan and Security Agreement, dated March 29, 2010, by and between the Company and Wellington. This Section 5.8 may not be amended in a manner that is adverse to a holder of Senior Indebtedness without a written consent executed by an authorized officer of such holder of Senior Indebtedness.

5.9 Grid Note. All October Facility Loans made pursuant to the Agreement and this Note and all payments on account of principal and interest thereon shall be recorded by the Holder and endorsed on the grid which is part of this Note. The entries on the records of the Holder (including any appearing on this Note) shall be prima facie evidence of amounts outstanding hereunder. Promptly after any such endorsement, a copy of this Note so endorsed shall be delivered by the Holder to the Company.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name this ___ day of October, 2010.

GLASSHOUSE TECHNOLOGIES, INC.

By:
Name:
Title:

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Date	Amount of Loan	Amount of Principal Paid	Amount of Interest Paid	Outstanding Principal Balance	Notation Made By

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Exhibit C

Form of Warrant

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No.

WARRANT TO PURCHASE COMMON STOCK

of

GlassHouse Technologies, Inc.

1. General Provisions. FOR VALUE RECEIVED, on and after the Commencement Date, and subject to the terms and conditions herein set forth, Holder (as defined below) is entitled to purchase from GlassHouse Technologies, Inc., a Delaware corporation (the “Company”), at any time before 6:00 p.m. Massachusetts time on [June][October] ___, 2013 (“Termination Date”), at a price per share equal to the Exercise Price (as defined below), the Warrant Stock (as defined below and subject to adjustments as described below) upon exercise of this Warrant pursuant to Section 7 hereof. This Warrant has been issued pursuant to, and is entitled to the benefits of, the Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of June [__], 2010, by and among the Company and purchasers parties thereto. Capitalized terms used herein but not otherwise defined herein have the meanings given to them in the Purchase Agreement.

2. Definitions. As used in this Warrant, the following terms shall have the definitions ascribed to them below:

“Affiliate” means with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

“Change of Control” means (a) the merger or consolidation of the Company with or into another Person (except any such merger or consolidation involving the Company in which the shares of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger or consolidation at least a majority, by voting power, of the shares of the surviving or resulting entity), (b) a sale of all or substantially all of the assets of the Company or (c) the sale by the stockholders of the Company, in a single transaction or series of related transactions, of a majority of the Company’s outstanding equity securities to a third party.

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“Commencement Date” shall mean [June][October] __, 2010.

“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

“Exercise Price” shall mean $3.00 per share, subject to adjustment as provided herein.

“Holder” shall mean [                    ] or any permitted assignee hereunder.

“Person” shall mean an individual, partnership, corporation, limited liability company or similar legal entity.

“Securities” shall mean the Common Stock and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, or other like transaction.

“Warrant Stock” shall mean the number of shares of Securities purchasable upon exercise of this Warrant, as calculated in Section 3 and subject to the adjustments provided in this Warrant.

3. Computation of Warrant Stock. The number of shares of Warrant Stock for which this Warrant is exercisable shall be [                    ].

4. Adjustments and Notices. The Exercise Price and Warrant Stock shall be subject to adjustment from time to time in accordance with the following provisions:

a. Subdivision, Stock Dividends or Combinations.

If, while this Warrant is exercisable for shares of Common Stock pursuant to the definition of “Securities”, the Company shall split or subdivide the outstanding shares of Common Stock or shall issue a stock dividend with respect to the Common Stock resulting in the issuance of additional Common Stock, the number of shares of Warrant Stock for which this Warrant is exercisable immediately prior to such event shall be proportionally increased and the Exercise Price in effect immediately prior to such event shall be proportionately decreased. In case the Company shall at any time combine the outstanding shares of Common Stock, the number of Shares of Warrant Stock for which this Warrant is exercisable immediately prior to such event shall be proportionally decreased and the Exercise Price in effect immediately prior to such event shall be proportionately increased. Such adjustments shall take effect at the close of business on the date of any such subdivision, dividend or combination, as the case may be.

If, at any time after this Warrant becomes exercisable for shares of any other class or kind of securities (other than Common Stock) pursuant to Section 4(b) or 4(c) (“Other Securities”), the Company shall split or subdivide the outstanding shares of such Other

2

Securities or shall issue a stock dividend with respect to such Other Securities resulting in the issuance of additional Other Securities, the number of shares of Warrant Stock for which this Warrant is exercisable immediately prior to such event shall be proportionally increased and the Exercise Price in effect immediately prior to such event shall be proportionately decreased. In case the Company shall at any time combine the outstanding shares of such Other Securities, the number of Shares of Warrant Stock for which this Warrant is exercisable immediately prior to such event shall be proportionally decreased and the Exercise Price in effect immediately prior to such event shall be proportionately increased. Such adjustments shall take effect at the close of business on the date of any such subdivision, dividend or combination, as the case may be.

b. Reclassification, Exchange, Substitution, In-Kind Distribution. Upon any reclassification, exchange, substitution, capital reorganization of the Company, or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Warrant, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and/or property that Holder would have received for the Securities if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 4(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

c. Reorganization, Merger etc.

i. If at any time prior to the Termination Date the Company proposes to merge or consolidate the Company into or with another corporation where the Warrant Stock is converted into a right to receive other securities or property, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and/or property that Holder would have received for the Securities if this Warrant had been exercised immediately before the effective time of such merger or consolidation.

ii. If at any time prior to the Termination Date the Company proposes to undertake a Change of Control transaction, merge or consolidate the Company into or with another corporation, sell all or substantially all of the assets of the Company, engage in a share exchange or tender offer transaction, or liquidate, dissolve or wind up the Company, whether voluntarily or involuntarily, then the Company shall give the Holder at least twenty (20) days notice of the proposed effective date of the transaction.

d. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 4 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 4 against impairment.

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e. Notice. Upon any adjustment of the Exercise Price and any increase or decrease in the number of shares of the Securities purchasable upon the exercise of this Warrant, then, and in each such case, the Company, as promptly as practicable thereafter, shall give written notice thereof to the Holder of this Warrant at the address of such Holder as shown on the books of the Company which notice shall state the Exercise Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

f. Fractional Shares. No fractional shares shall be issuable upon exercise of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

5. No Stockholder Rights. This Warrant, by itself, as distinguished from any shares of Warrant Stock purchased hereunder, shall not entitle its Holder to any of the rights of a stockholder of the Company.

6. Reservation of Stock; Taxes.

a. The Company will reserve from its authorized and unissued Securities a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise of this Warrant.

b. The Company covenants that all shares of Warrant Stock that may be issued upon the exercise of rights represented by this Warrant will, upon exercise, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue (other than taxes in respect of any transfer occurring contemporaneously with such issue).

7. Exercise of Warrant.

a. This Warrant may be exercised in whole or in part by the Holder, at any time after the Commencement Date, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Exhibit A and Exhibit B, respectively, duly completed and executed at the principal office of the Company, accompanied by payment in full of the Exercise Price in cash or by check with respect to the shares of Warrant Stock being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to

4

the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with a replacement warrant in the event this warrant is exercised for less than all of the Warrant Shares.

b. In lieu of payment of the Exercise Price as noted in Section 7(a) above, this Warrant may be exercised by Holder specifying that the Company shall not be required to issue a number of shares of Warrant Stock the aggregate fair market value of which is equal to the aggregate Exercise Price on the date of exercise. The fair market value of Warrant Stock shall be determined based upon the value of the Securities underlying such Warrant Stock as follows:

(i) If such Securities are traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the Securities on such exchange over the thirty (30) day period (or such shorter period of time during which such Securities were traded on such exchange) ending three (3) business days prior to the closing of the transaction;

(ii) If such Securities are actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period (or such shorter period of time during which such Securities were traded over-the-counter) ending three (3) business days prior to the closing of the transaction; and

(iii) If there is no active public market for such Securities, the value shall be the fair market value thereof, as mutually determined by the Board of Directors and the Holder. The fair market value of a share of Warrant Stock shall be determined in good faith by the Board of Directors, who shall provide Holder with its determination in writing. In the event that Holder does not agree with such valuation, Holder shall provide the Company with written notice within ten (10) days of receipt of such notice from the Board of Directors. In the event that the Board of Directors and Holder cannot agree upon such fair market value, then the Board of Directors and the Holder shall mutually agree on an independent investment banker to determine the fair market value of the Securities; provided, however, that if the parties fail to agree on an independent investment banker, then the parties agree that the Boston, Massachusetts office of the American Arbitration Association shall be employed to choose an independent investment banker experienced in the business of evaluating or appraising the fair market value of securities for which there is no active public market, and such investment banker shall promptly appraise such Securities. All costs of any appraisal process pursuant to this Section 7(b) in determining the value of such Warrant Stock shall be paid one-half by the Company and one-half by the Holder.

8. Legend; Opinion. Upon exercise of this Warrant prior to an initial public offering of stock by the Company, all shares of Warrant Stock shall bear an appropriate legend noting that such shares are restricted securities. Holder shall be required to provide Company with an opinion of counsel satisfactory to the Company that any transfer of Warrant Shares is an exempt transaction under all federal and state securities laws.

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9. Transfer of Warrant. Neither this Warrant nor the related Warrant Stock may be transferred except (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to any available exemption from registration.

10. Termination. Except for an earlier termination as expressly provided elsewhere in this Warrant, this Warrant shall terminate on 6:00 p.m. Massachusetts time on the Termination Date. Unless otherwise directed in writing by the Holder, if, on the Termination Date, the aggregate fair market value of the Warrant Stock exceeds the aggregate Exercise Price, this Warrant shall automatically, and without any action of the Holder, be deemed to have been exercised immediately prior to its termination on the Termination Date in accordance with Section 7(b).

11. Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

a. Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on the Company.

b. Authority. The Company has all requisite corporate power and authority to enter into this agreement and to issue this Warrant. Once executed, this Warrant will constitute a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

12. Lost, Stolen, Mutilated or Destroyed Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in case of loss, theft or destruction, upon the agreement of the Holder to indemnify the Company, or in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13. Applicable Law. This Warrant shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of law.

14. Miscellaneous. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Requisite Purchasers. All notices and other communications from the Company to the Holder of this Warrant shall be delivered in accordance with the Purchase Agreement.

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ISSUED: [                    ], 2010

GLASSHOUSE TECHNOLOGIES, INC.

By:
Name:
Title:

7

Exhibit A

NOTICE OF EXERCISE

TO:	GLASSHOUSE TECHNOLOGIES, INC.

1. The undersigned hereby elects to purchase                              shares of the Warrant Stock of GLASSHOUSE TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant number _______, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any, or (b) selects the “cashless exercise feature” pursuant to Section 7 of the Warrant.

2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

_______________________________

(Name)

_______________________________

(Address)

Date: _________________	(Name of Warrant Holder)

By:

Title:

8

Exhibit B

INVESTMENT REPRESENTATION STATEMENT

Shares of the Securities

(as defined in the attached Warrant) of

GlassHouse Technologies, Inc.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to GlassHouse Technologies, Inc. (the “Company”) as follows:

(a) The securities to be received upon the exercise of the Warrant (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

(b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c) Except for a transfer by the undersigned, in the event the undersigned is a partnership, to a limited or general partner of such partnership, the undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company’s counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

(d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(e) The undersigned acknowledges that the Securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in transactions directly with a “market makers” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

Dated:

(Typed or Printed Name)

By:
Name:
Title: